UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2015

CSX CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-08022	62-1051971
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Water Street, 15th Floor, Jacksonville, Florida	32202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 359-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 9, 2015, CSX Corporation (the “Company”) provided written notice to the New York Stock Exchange (“NYSE”) that it intends to voluntarily withdraw its common stock, $1 par value per share (“Common Stock”), from the NYSE at the close of trading on December 21, 2015 and intends to transfer the listing of its Common Stock to The Nasdaq Global Select Market (“Nasdaq”) effective as of the opening of trading on December 22, 2015. The Company’s Common Stock has been approved for listing on Nasdaq and will continue to trade under the stock symbol “CSX”.

A copy of the press release issued by the Company announcing the transfer to Nasdaq is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibit is being filed as part of this report:

99.1	Press Release dated December 9, 2015 from CSX Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSX CORPORATION

By:	/s/ Ellen M. Fitzsimmons
Name:	Ellen M. Fitzsimmons
Title:	Executive Vice President, Law and Public Affairs, General Counsel and Corporate Secretary

DATE: December 9, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 9, 2015 from CSX Corporation